Exhibit 5.1

April 27, 2023

Matter No.:956424

Doc Ref: 22528849v1

+1 284-852-1111

audrey.robertson@conyers.com

Establishment Labs Holding Inc.
Commerce House
Wickhams Cay 1,
Road Town, Tortola
British Virgin Islands

Ladies and Gentlemen:

We have acted as special counsel in the British Virgin Islands to Establishment Labs Holdings Inc., a company organized under the laws of the British Virgin Islands (the “Company”), in connection with the filing by the Company with the Securities and Exchange Commission (the “Commission”) on April 24, 2023 of a registration statement on Form S-3 (File No. 333-271418) (the “Registration Statement”), under the Securities Act of 1933, as amended (the “Act”); the prospectus contained within the Registration Statement (the “Prospectus”); and the prospectus supplement to the Registration Statement dated April 24, 2023 (the “Prospectus Supplement”) filed with the Commission. The Prospectus Supplement relates to the offering by the Company of up to 1,265,000 of the Company’s Common Shares (the “Common Shares”), no par value per share (the “Shares”), covered by the Registration Statement. The Shares include an option granted to the underwriters of the offering to purchase up to an additional 165,000 Common Shares.

The offering and sale of the Shares are being made pursuant to the Underwriting Agreement (the “Underwriting Agreement”), dated as of April 24, 2023, by and among the Company, Jefferies LLC, J.P. Morgan Securities LLC, Citigroup Global Markets Inc. and Cowen and Company, LLC, as representatives of the several underwriters named therein (the “Underwriters”).

We have examined copies of the Underwriting Agreement, the Registration Statement, the base prospectus that forms a part thereof and the prospectus supplement thereto related to the offering of the Shares. We have also examined instruments, documents and records which we deemed relevant and necessary for the basis of our opinion hereinafter expressed.

In such examination, we have assumed (i) the authenticity of original documents and the genuineness of all signatures, (ii) the conformity to the originals of all documents submitted to us as copies, and (iii) the truth, accuracy, and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed.

April 27, 2023

We have made no investigation of and express no opinion in relation to the laws of any jurisdiction other than the British Virgin Islands. This opinion is to be governed by and construed in accordance with the laws of the British Virgin Islands and is limited to and is given on the basis of the current law and practice in the British Virgin Islands. This opinion is issued solely for the purposes of filing the Registration Statement and the issuance of the Common Shares by the Company as described in the Registration Statement and is not to be relied upon in respect of any other matter.

Based on the foregoing, we are of the opinion that the Common Shares have been duly authorized and, upon issuance and delivery against payment therefor as contemplated by the Registration Statement, will be validly issued, fully paid and non-assessable.

We express no opinion as to (i) the effect of any bankruptcy, insolvency, reorganization, arrangement, fraudulent conveyance, moratorium or other similar laws relating to or affecting the rights of creditors generally, (ii) rights to indemnification and contribution which may be limited by applicable law or equitable principles, or (iii) the effect of general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, the effect of judicial discretion and the possible unavailability of specific performance, injunctive relief or other equitable relief, and the limitations on rights of acceleration, whether considered in a proceeding in equity or at law.

We hereby consent to the filing of this opinion as an exhibit to the Company’s Current Report on Form 8-K filed on or about April 27, 2023, for incorporation by reference into the Registration Statement, and to the use of our name wherever it appears in the Registration Statement, the Prospectus, Prospectus Supplement, and in any amendment or supplement thereto. In giving our consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder.

Your faithfully,

/s/ Conyers Dill & Pearman

Conyers Dill & Pearman